Exhibit 10(iii)

1998 Stock Option Plan
of
STRYKER CORPORATION
_____________

As Amended through February 7, 2017
and As Adjusted for the two-for-one stock splits effective May 12, 2000 and May 14, 2004
_____________

1.    Purpose. The purpose of the 1998 Stock Option Plan of Stryker Corporation (the “Plan”) is to advance the interests of Stryker Corporation (the “Company”) and its subsidiaries by providing a larger personal and financial interest in the success of the Company and its subsidiaries to employees and directors upon whose judgment, interest and special efforts the Company and its subsidiaries are dependent for the successful conduct of its and their operations and to enable the Company and its subsidiaries to compete effectively with others for the services of new employees and directors as may be needed for the continued improvement of the enterprise. It is believed that the acquisition of such interest will stimulate the efforts of such employees and directors on behalf of the Company and its subsidiaries and strengthen their desire to continue to serve the Company and its subsidiaries.
2.    Grantees. Options may be granted under this Plan to any employee or director of the Company and its subsidiaries. The employees and directors of the Company and its subsidiaries to whom options are granted and the terms of such options shall be determined by the Compensation Committee appointed pursuant to Section 10 hereof, except that the full Board of Directors, acting by affirmative vote of a majority of the directors then in office, shall make such determinations in the case of directors who are not also employees of the Company or any subsidiary (“Non-Employee Directors”). A grantee may hold more than one option. The number of shares of Common Stock, par value $.10 per share (the “Common Stock”), of the Company subject to options that may be granted under this Plan in any calendar year to any employee or director shall not exceed 2,000,000 (the “Annual Limit”). To the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), shares subject to options that are canceled shall continue to be counted against the Annual Limit.
Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any employee or director any right to the continuation of his or her employment or directorship nor limit in any way the right of the Company or its subsidiaries to terminate such employment or directorship at any time.
As used herein, the term “subsidiary” shall mean any present or future entity that is controlled by the Company, directly or through one or more intermediaries.
3.    Effectiveness and Termination of Plan. This Plan shall become effective upon approval thereof by the holders of a majority of the votes cast at a meeting held, among other things, for such purpose, provided that the total vote cast on the proposal represents over 50% in interest of the Common Stock entitled to vote at the meeting. The date of the meeting at which such approval is given shall be the adoption date of this Plan. This Plan shall terminate on the earliest of (i) ten (10) years from its adoption date (ii) when all shares of Common Stock that may be issued under this Plan shall have been issued through exercise of options granted under this Plan or (iii) at any earlier time that the Board of Directors may determine.
Any option outstanding under this Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of this Plan.
4.    The Common Stock. The aggregate number of shares of Common Stock of the Company that may be issued under this Plan shall consist of 40,000,000 shares, subject to further adjustment as provided in Section 7 hereof. Such number of shares may be set aside out of the authorized but unissued shares of Common Stock of the Company not reserved for any other purpose or out of shares of Common Stock held in or acquired for the treasury of the Company. All or any shares of Common Stock subjected under this Plan to an option that, for any reason, is canceled, terminates, lapses or expires unexercised as to such shares may again be subjected to an option under this Plan. If a grantee pays the purchase price for an option by surrendering previously owned shares of Common Stock to the Company (either by actual delivery or attestation to the ownership) in accordance with the provisions of Section 5(b)(i)(B) herein or pursuant to a net exercise arrangement in accordance with the provisions of Section 5(b)(i)(C) herein or satisfies any tax withholding requirement with respect to any option by having the Company withhold shares of Common Stock or by surrendering shares of Common Stock in accordance with Section 9 herein, then such shares surrendered or withheld to pay the purchase price or used to satisfy such tax withholding requirement shall count against the aggregate number of shares of Common Stock that may be issued under this Plan set forth above in this Section 4.
5.    Types of Options and Terms and Conditions.
(a)    Options granted under this Plan shall be in the form of (i) incentive stock options as defined in Section 422 of the Code (“incentive stock options”) or (ii) options not qualifying under said Section (“nonstatutory stock options”).
(b)    Options may be granted at any time and from time to time prior to the termination of this Plan. Except as hereinafter provided, all options granted pursuant to this Plan shall be subject to the following terms and conditions:
(i)    Price. The purchase price of the shares of Common Stock issuable upon exercise of options granted under this Plan shall be not less than 100% of the fair market value of the Common Stock on the date of the grant of the option. For purposes of this Plan, “fair market value” of the Common Stock shall mean the closing sales price of the Common Stock (or the closing bid, if no sales were reported) as reported on the New York Stock Exchange-Composite Transactions for the last market trading day prior to the time of determination or, if the Common Stock is not then listed on the New York Stock Exchange, the price determined in good faith by the Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors). The purchase price shall be paid in full at the time of exercise by any combination of the methods set forth below. The Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) shall have the authority to grant options that do not entitle the grantee to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment of the purchase price are: (A) cash, (B) by surrender to the Company (either by actual delivery or attestation to the ownership) of shares of Common Stock with an aggregate fair market value on the date of purchase that is sufficient to cover the aggregate purchase price or (C) by a net exercise arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the number of shares of Common Stock with an aggregate fair market value on the date of purchase that is sufficient to cover the aggregate purchase price. The purchase price shall be subject to adjustment, but only as provided in Section 7 hereof.
(ii)    Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular option is granted. Options shall be exercisable as provided by the Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) at the time of grant thereof.
[Note: The lead in to Section 5(b)(iii) and the paragraphs entitled “Retirement,” “Disability or Death” and “Other Reasons” as set forth below apply to options granted on or after February 7, 2006. See the relevant terms and conditions of each option grant for the termination provisions applicable with respect to options granted before that date.]
(iii)    Termination of Employment or Service as a Director. Upon the termination of the grantee’s employment or service as a director, except as otherwise provided under terms of a particular grant, his or her rights to exercise an option shall be as follows:
Retirement. If a grantee’s employment or service as a director terminates by reason of retirement, the grantee or the grantee’s estate (in the event of death after such termination) may, at any time prior to the fixed termination date provided in the option, exercise the option with respect to all or any part of the shares of Common Stock subject thereto, regardless of whether the right to purchase such shares had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary. Anything in this Plan to the contrary notwithstanding, if a grantee were eligible for retirement but ceased to be an employee or director by reason of disability, death or any other reason before such grantee retired, his or her rights to exercise an option shall be as if such grantee’s employment or service as a director ceased by reason of retirement. If an incentive stock option is exercised after the exercise period that is applicable for purposes of Section 422 of the Code, such option shall be treated as a nonstatutory stock option. For purposes of this Plan, “retirement” means termination of employment with or service as a director of the Company and/or its subsidiaries on or after the grantee’s 65th birthday or the grantee’s 60th birthday if the grantee has completed or is otherwise credited with ten (10) years of service as an employee or director of the Company and/or its subsidiaries.

Disability or Death. If a grantee’s employment or service as a director of the Company and/or its subsidiaries terminates by reason of disability or death, the grantee or the grantee’s estate may, within one year following such termination, exercise the option with respect to all or any part of the shares of Common Stock subject thereto, regardless of whether the right to purchase such shares had accrued on or before the date of such termination. If an incentive stock option is exercised after the exercise period that is applicable for purposes of Section 422 of the Code, such option shall be treated as a nonstatutory stock option. For purposes of this Plan, “disability” means (i) when used in the context of an option other than an incentive stock option, a physical or mental condition that qualifies as a disability under the long-term disability pay plan of the Company and/or its subsidiaries then in effect for United States employees (irrespective of whether the grantee is eligible to participate in such plan), which disability has, in the case of an employee prevented such employee from being in the full-time, active service of the Company and/or its subsidiaries for the entire period of one hundred-eighty (180) days immediately preceding termination of employment; and (ii) when used in the context of an incentive stock option, a physical or mental condition that qualifies as a disability within the meaning of Code Section 22(e)(3).
Other Reasons. If a grantee’s employment or service as a director of the Company and/or its subsidiaries terminates for any reason other than retirement, disability or death, the grantee or the grantee’s estate (in the event of the grantee’s death after such termination) may, within thirty (30) days following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the termination date unless the Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) determines that the option shall be exercisable as to a greater portion thereof. Except as otherwise provided in the following sentence, for purposes of the preceding sentence, the termination date means the effective date of termination of a grantee’s employment or service as a director. If a grantee is employed outside the United States, the termination date shall be the earliest of (i) the date on which notice of termination of employment is provided to the grantee, (ii) the last day of the grantee’s active service with the Company or a subsidiary, or (iii) the last day on which the grantee is an employee of the Company or any subsidiary, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws.
General. Notwithstanding the foregoing, no option shall be exercisable in whole or in part (A) after the termination date provided in the option, or (B) except as provided in the fourth paragraph of Section 10 or in the event of termination of employment or service as a director because of disability, retirement or death, unless the grantee shall have continued in the employ of, or to serve as a director of, the Company or one of its subsidiaries for one year following the date the option was granted. A grantee’s “estate” shall mean the grantee’s legal representatives upon the grantee’s death or any person who acquires the right under the laws of descent and distribution to exercise an option by reason of the grantee’s death. The Board of Directors or the Compensation Committee may determine that the transfer of employment of one or more employees at the Company's request or with its permission to an entity that has a contractual relation with the Company or one or more of its subsidiaries shall not be deemed a termination of employment for purposes of this Section 5(b)(iii). In the case of a person who is both an employee and a director of the Company, the provisions of this Section 5(b)(iii) shall not apply until such time as such person is neither an employee nor a director of the Company.
(iv)    Transferability of Option. Except as otherwise provided herein, options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the grantee’s lifetime only by him or her. A grantee may transfer any nonstatutory stock option granted under this Plan to members of his or her immediate family (defined as a spouse, children and/or grandchildren) or to one or more trusts for the benefit of such family members if the instrument evidencing such option expressly so provides and the grantee does not receive any consideration for the transfer; provided, however, that any such transferred option shall continue to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer (except that such transferred option may not be further transferred by the transferee during the transferee’s lifetime). An option and all rights thereunder shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any person except as permitted herein.
(v)    Surrender of Options. The Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) may require the surrender of outstanding options as a condition precedent to the grant of new options. Upon each such surrender, the option or options surrendered shall be canceled and the shares of Common Stock of the Company previously subject to the option or options under this Plan shall thereafter be available for the grant of options under this Plan.
(vi)    Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) shall deem appropriate.
(c)    Incentive stock options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsection (b) and to the following terms and conditions:
(i)    No incentive stock option shall be granted to an individual who is not an employee of the Company or a “subsidiary corporation” as defined in Section 424(f) of the Code;

(ii)    No incentive stock option shall be granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company; and
(iii)    No incentive stock option may be granted under this Plan if such grant, together with any applicable prior grants that are incentive stock options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for incentive stock options that may be granted to an individual employee.
6.    Rights of a Shareholder. A recipient of an option shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate for such shares. Except as otherwise provided pursuant to Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.
7.    Adjustment of and Changes in Common Stock. In the event that the shares of Common Stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend or a dividend on the shares of Common Stock of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or that may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to the Common Stock shall be deemed to be references to any such stock or other securities as appropriate. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or that may be granted under this Plan, such adjustments shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 7 may be settled in cash or otherwise as the Board of Directors shall determine. Notice of any adjustment shall be given by the Company to each holder of an option that shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.
8.    Securities Act Requirements. No option granted pursuant to this Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of Common Stock subject to any such option, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as in effect at that time. Each option shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.
9.    Withholding. Appropriate provision, which may include the election by the grantee to have the Company withhold from the Common Stock to be issued upon exercise of an option a number of shares having an aggregate fair market value that is determined by the Company to be appropriate to cover up to the maximum tax withholding amount or to surrender to the Company (either by actual delivery or attestation to the ownership) of shares of Common Stock already owned having an aggregate fair market value to satisfy the desired withholding amount, shall be made for all taxes required to be withheld from shares of Common Stock issued under this Plan under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and domestic or foreign. To that end, the Company may at any time take such steps as it may deem necessary or appropriate (including sale or retention of shares) to provide for payment of such taxes.
10.    Administration and Amendment of Plan. The Board of Directors shall appoint a Compensation Committee composed of two or more directors. The Board of Directors (but not the Compensation Committee) may from time to time remove members from such Committee or add members thereto, and vacancies in such Committee, however caused, shall be filled by the Board. The Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) from time to time may adopt rules and regulations for carrying out this Plan. The interpretation and construction by the Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) of any provision of this Plan or any option granted pursuant hereto shall be final and conclusive. No member of the Compensation Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any option granted pursuant thereto. Subject to the terms and conditions of this Plan, the Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) may modify, extend or renew outstanding options granted under this Plan, or accept the surrender of outstanding options (to the extent not already exercised) and grant new options in substitution of them (to the extent not already exercised). The Compensation Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) will not, however, modify any outstanding option so as to specify a lower purchase price or cancel any outstanding option and issue a new option in its place with a lower purchase price, without the approval of the Company's shareholders. Notwithstanding the foregoing, no modification of an option will materially alter or impair any right or obligation under any option already granted under this Plan, without the prior written consent of the grantee.
Subject to the terms of this Plan and terms and limitations as the Compensation Committee shall determine, the Compensation Committee may delegate its authority to grant options to employees to the Company’s Chief Executive Officer, subject to an annual limit per employee of 10,000 shares of Common Stock of the Company subject to options, except that no such delegation may be made in the case of options granted to persons who are subject to the provisions of Section 16 of the Exchange Act or in the case of option grants intended to be qualified under Section 162(m) of the Code. The annual limit described in the preceding sentence shall be subject to adjustment as provided in Section 7. To the extent that the Compensation Committee delegates its authority as provided by this Section 10, all references in this Plan to the Compensation Committee’s authority to grant options shall be deemed to include the Chief Executive Officer.
The Board of Directors (but not the Compensation Committee) may from time to time make such changes in and additions to this Plan as it may deem proper and in the best interests of the Company, without further action on the part of the shareholders of the Company except as required by law, regulation or by the rules of the principal trading market of the Company’s Common Stock at that time; provided, however, that, unless the shareholders of the Company shall have first approved thereof (i) except as provided in Section 7 hereof, the total number of shares of Common Stock subject to this Plan and the Annual Limit shall not be increased and the minimum purchase price shall not be changed, (ii) no option shall be exercisable more than ten (10) years after the date it is granted and (iii) the expiration date of this Plan shall not be extended.
The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution or of any consolidation or merger of the Company with or into any other corporation, to amend all outstanding options to permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness. If the Board of Directors shall exercise such power, all options then outstanding and subject to such requirement shall be deemed to have been amended to permit the exercise thereof in whole or in part by the grantee at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options shall be deemed to terminate upon such effectiveness.
11.    Breach of Restrictive Covenants. The terms of an option grant may provide that, notwithstanding any other provision of this Plan to the contrary, if the grantee breaches any noncompetition, nonsolicitation or nondisclosure provision or provision as to the Company’s ownership of inventions contained in the grant or otherwise required as a condition to a grant, whether during or after termination of employment or service as a director of the Company or any of its subsidiaries, the grantee will forfeit such option or the shares issued upon exercise thereof (in which case the Company will repay the lesser of the option price or the then fair market value of a share of Common Stock) or pay to the Company any gain realized as a result of the disposition of shares of Common Stock issued upon exercise, all as provided in the terms of a particular grant.